GUARANTY

This guaranty (the “Guaranty”) is entered into as of February 28, 2007 by PLANT HEALTH CARE plc, a public limited company duly organized and existing under the laws of England and Wales (“Guarantor”) for the benefit of EDEN BIOSCIENCE CORPORATION, a Washington corporation (“Payee”).

RECITALS

A. Pursuant to the terms of an Asset Purchase Agreement (the “Agreement”) dated as of December 1, 2006 between Payee and Plant Health Care, Inc., a Pennsylvania corporation and a subsidiary of Guarantor (“Maker”), under which Maker agreed to purchase certain assets and assume certain obligations of Payee, Maker has delivered to Payee concurrently herewith a Secured Promissory Note in the original principal amount of $700,751 (the “Note”), along with a Security Agreement and Patent and Trademark Security Agreement (the “Security Agreement”). The Agreement, the Note, this Guaranty, and the Security Agreement, along with any amendments or modifications thereto, or instruments delivered in connection therewith, are collectively referred to herein as the “Documents.” Capitalized terms used in this Guaranty that are not defined herein shall have the meanings assigned to those terms in the Agreement.

B. Guarantor is the indirect parent of Maker and, as such, will derive direct and indirect economic benefits from the Agreement, including without limitation the provisions of the Note.

C. One of the conditions precedent to the obligations of Payee to consummate the transactions contemplated by the Agreement is receipt by Payee of this Guaranty from Guarantor. Guarantor is executing this Guaranty in order to satisfy that condition. Payee would not have accepted the Note but for the execution and delivery of this Guaranty.

NOW, THEREFORE, for valuable consideration, and in order to induce Payee to enter into the Agreement, Guarantor agrees as follows:

SECTION I
UNCONDITIONAL GUARANTY

Guarantor unconditionally, absolutely, and irrevocably guarantees payment and performance of all present and future debts, liabilities, and obligations of Maker to Payee under the Note, including, but not limited to, the due and punctual payment of the principal and interest owed pursuant to the Note, whether according to the present terms of the Note, or at any earlier or accelerated date or dates as provided therein, or pursuant to any amendment, modification, or replacement of the Note (collectively, the “Obligations”). The liability of Guarantor under this Guaranty includes accrued interest on any sum due under this Guaranty (calculated at the highest rate of interest in effect under the Note at the time in question) and expenses due pursuant to Section 10.6 of this Guaranty; provided, however, that the Obligations shall be subject to the rights of setoff provided to Maker under the Note.

SECTION II
WAIVERS BY GUARANTOR AND RIGHTS OF PAYEE

Guarantor intends that it shall remain unconditionally liable for payment of the Obligations regardless of any act or omission that otherwise might operate as a legal or equitable defense to discharge Maker, Guarantor, or any other guarantor of the Obligations in whole or in part. Therefore, Guarantor hereby waives any defense it has or may have to the enforceability of its obligations under this Guaranty (except those matters, if any, that may not be waived under the Uniform Commercial Code of the State of Delaware (the “UCC”) or other applicable law) by virtue of any of the following and, subject to the terms of the Documents and applicable law, Payee may do any of the following things as many times as Payee wishes, without Guarantor’s permission and without notifying Guarantor, and this will not affect Guarantor’s promise to pay the entire amount of the Obligations:

(a) Payee does not have to notify Guarantor of Payee’s acceptance of this Guaranty;

(b) Payee does not have to notify Guarantor of (i) Maker’s failure to pay all or any portion of the Obligations when due, or (ii) Maker’s failure to perform any other obligation under the Note;

(c) Payee may extend, renew, accelerate, or otherwise change the time for payment of any of Maker’s obligations to Payee;

(d) Payee may make any other changes to the Note pursuant to the terms of the Note;

(e) Payee may release Maker, any other guarantor of the Obligations, or anyone else against whom Payee may have the right to collect amounts that may become due under the Note;

(f) Payee may use the Collateral to satisfy the Obligations (in whole or in part, as applicable) and direct the order or manner of sale thereof pursuant to the terms and conditions of the Security Agreement in Payee’s good faith discretion;

(g) Payee may apply any money or Collateral received from or on behalf of Maker to the repayment of any indebtedness due to Payee from Maker in any order that Payee elect;

(h) Payee may release, surrender, substitute, add, or exchange any Collateral that Payee now holds or may later acquire as security for the Obligations, or Guarantor’s obligations hereunder;

(i) Payee may forbear from or forego pursuing Maker, or from foreclosing or otherwise realizing upon any security interest, letter of credit, or other guaranty;

(j) Payee may impair any Collateral, or Guarantor’s obligations hereunder, by Payee’s acts or omissions, including, but not limited to, Payee’s failure to perfect a security interest in any Collateral;

(k) Guarantor hereby waives any defense arising out of the absence, impairment, or loss of (i) any or all rights of recourse, reimbursement, contribution, or subrogation, or (ii) any other right or remedy of Guarantor against Maker, any other party, or any Collateral;

(l) Guarantor hereby waives any defense (i) arising by reason of any invalidity, ineffectiveness, or unenforceability of all or any portion of any of the Documents, or (ii) otherwise available to or asserted by Maker (other than full payment in cash);

(m) Guarantor waives diligence, demand for performance, notice of nonperformance, presentment, protest, notice of dishonor, and indulgences and notices of every other kind; and

(n) Guarantor agrees that Payee in its sole and absolute discretion may proceed against all or any portion of the Collateral by way of either judicial or nonjudicial foreclosure in accordance with the terms of the Security Agreement and applicable law.

If Guarantor pays the Obligations in accordance with the terms of this Guaranty, Payee shall assign Payee’s rights with respect to the Obligations under the Note and the Security Agreement to Guarantor (without recourse, warranty, or representation) provided, however, that such assignment shall be subject to the terms of this Guaranty, including the waivers set forth in this Section II of this Guaranty.

SECTION III
PAYEE’S RIGHT NOT TO PROCEED AGAINST MAKER,
OTHER GUARANTORS, OR COLLATERAL

If an Event of Default occurs under the Security Agreement and is continuing, Payee may enforce this Guaranty against Guarantor (a) without attempting to collect or without exhausting efforts to collect from Maker, any other guarantor, or anyone else who is or may be liable for the Obligations, or (b) without attempting to enforce the rights of Payee in any Collateral. Without limiting the foregoing, Payee may sue on the Note, may elect not to sue on the Note, may elect not to enforce the security interest in some or all of the Collateral, may sue less than all of the guarantors of the Obligations, or may take any other action authorized under the Documents or by law. In each case, Payee shall have the right to exercise all available remedies in whatever order Payee elects in accordance with the terms of the Agreement and applicable law and may join Guarantor in any suit on the Documents, or may proceed against Guarantor in a separate proceeding. In case of suit, sale, or foreclosure, only the net proceeds therefrom, after deducting all charges and expenses of any kind and nature whatsoever, shall be applied to the reduction of the amount due on the Note (or other Documents, as applicable), and Payee shall not be required to institute or prosecute proceedings to recover any deficiency as a condition of payment under or enforcement of this Guaranty. At any sale of all or any portion of the Collateral, Payee may in its discretion purchase all or any part of the Collateral and may apply against the amount bid therefor all or any portion of the balance of the Obligations. Guarantor hereby waives to the fullest extent permitted by applicable law at the time in question (including the UCC) the right to object to the amount that may be bid by Payee at such foreclosure sale.

SECTION IV
BANKRUPTCY AND ASSIGNMENT OF RIGHTS

Guarantor agrees that its obligation to pay the Obligations under the terms of this Guaranty shall not be impaired, modified, changed, released, or limited in any manner by any impairment, modification, change, release, defense, or limitation of the liability of Maker, or by the appointment of or existence of a receiver, trustee, debtor-in-possession, or estate under any bankruptcy or receivership case or proceeding with respect to Maker. That means, among other things, that if acceleration of the time for payment of any amount payable by Maker under any Document is stayed upon the insolvency, bankruptcy, or reorganization of Maker, all amounts owed by Maker to Payee that otherwise are subject to acceleration under the terms of the Documents nonetheless immediately shall be due and payable by Guarantor upon demand by Payee under this Guaranty for payment of such amounts (together with interest thereon in accordance with the last sentence of Section I of this Guaranty, regardless of whether Payee is entitled to recover such interest from Maker in any bankruptcy case filed by or with respect to Maker). Furthermore, if any payment made by Maker is reclaimed in a bankruptcy or receivership case or proceeding, Guarantor shall pay to Payee the amount reclaimed. Guarantor further assigns to Payee all rights Guarantor has or may have against Maker in any case or proceeding under the United States Bankruptcy Code, or any receivership or insolvency case or proceeding, until the Obligations have been paid in full. This assignment includes all rights of Guarantor to be paid by Maker even if those rights have nothing to do with this Guaranty. This assignment does not prevent Payee from enforcing Guarantor’s obligations under this Guaranty in any way.

SECTION V

GUARANTOR’S DUTY TO KEEP INFORMED OF MAKER’S AND OTHER
GUARANTORS’ FINANCIAL CONDITION

Guarantor now is informed adequately of Maker’s financial condition, and Guarantor agrees to keep so informed. Guarantor acknowledges that Payee has no obligation to provide Guarantor with any present or future information concerning the financial condition of Maker and changes in Maker’s or Guarantor’s financial condition shall not affect Guarantor’s obligations under this Guaranty. Guarantor has not relied on financial information furnished by Payee, and Guarantor will not do so in the future.

SECTION VI
REPRESENTATIONS AND WARRANTIES OF GUARANTOR

Guarantor represents and warrants to Payee as follows:

(a) The execution, delivery, and performance by Guarantor of this Guaranty do not and will not (i) conflict with or contravene any law, rule, regulation, judgment, order, or decree of any government, governmental instrumentality, or court having jurisdiction over Guarantor or Guarantor’s activities or properties, (ii) conflict with, or result in any default under, any agreement or instrument of any kind to which Guarantor is a party, or by which Guarantor, or any of Guarantor’s properties, may be bound or affected, or (iii) require the consent, approval, order, authorization of, registration with, or the giving of notice to any United States governmental authority or other governmental authority, or any person or entity not a party to the Documents;

(b) The execution, delivery, and performance by Guarantor of this Guaranty have been duly authorized by all necessary corporate action of Guarantor, do not require any shareholder approval, and do not contravene any provision of Guarantor’s articles of association or bylaws;

(c) This Guaranty constitutes the legal, valid, and binding obligation of Guarantor, enforceable against Guarantor in accordance with its terms, except as the enforceability thereof may be limited by any applicable bankruptcy, reorganization, insolvency or other laws affecting creditors’ rights generally, or by general principles of equity;

(d) There is no action, litigation, or other proceeding pending, or, to Guarantor’s knowledge, threatened against Guarantor before any court, arbitrator, or administrative agency that may have a material adverse effect on the assets or the business or financial condition of Guarantor, or that would prevent, hinder, or jeopardize the performance by Guarantor of Guarantor’s obligations under this Guaranty;

(e) Guarantor is familiar with all the covenants, terms, and conditions of the Agreement, the Note, and the other Documents; and

(f) Guarantor is not party to any contract, agreement, indenture, or instrument, or subject to any restrictions that individually or in the aggregate reasonably would be expected to have a Material Adverse Effect, or that would in any material way jeopardize the ability of Guarantor to perform its obligations under this Guaranty.

The foregoing representations and warranties are ongoing in nature and shall remain in force and effect until Guarantor has satisfied fully (or has been relieved of) its obligations under this Guaranty.

SECTION VII
SUBORDINATION OF INDEBTEDNESS OF MAKER TO GUARANTOR

Any indebtedness of Maker now or hereafter owed to Guarantor hereby is subordinated to the indebtedness of Maker owed to Payee, including, but not limited to, the obligation of Maker to pay interest and other amounts that would accrue and become due under or in respect of the Note or any other Document but for the filing by Maker (or with respect to Maker) of a petition in bankruptcy, or the operation of the automatic stay under Section 362(a) of the Bankruptcy Code (11 USC § 362(a)) (including, without limitation, Maker’s obligations to pay principal and interest and all other charges, fees, expenses, commissions, reimbursements, premiums, indemnities, and other payments related to or in respect of the Obligations contained in the Agreement). If Payee so requests, any or all indebtedness of Maker to Guarantor shall be collected, enforced, and received by Guarantor as trustee for Payee and shall be paid over to Payee on account of the Obligations, but without reducing or affecting in any manner the liability of Guarantor under the other provisions of this Guaranty.

SECTION VIII
DURATION OF GUARANTY

This Guaranty will take effect on the date hereof without the necessity of any acceptance by Payee or any notice to Guarantor or to Maker, and will continue in full force and effect until such time that all of the Obligations shall have been fully and finally paid and satisfied. This Guaranty shall be reinstated automatically if any payment made in respect of the Obligations is reclaimed in a bankruptcy or receivership case or proceeding, until Payee is paid the reclaimed amount by Guarantor or another party and such amount is not subject to further reclamation.

SECTION IX
EVENTS OF DEFAULT; REMEDIES

9.1 Events of Default. The term “Event of Default,” whenever used in this Guaranty, means an Event of Default under the Note or the Security Agreement.

9.2 Effect of an Event of Default. Upon the occurrence and during the continuance of any Event of Default, the Obligations then, or at any time thereafter, at the option of Payee in accordance with the terms of the Note and the Security Agreement, immediately shall become due and payable without notice or demand, and Payee shall have an immediate right to pursue the remedies provided in this Guaranty.

9.3 Remedies. If an Event of Default occurs and is continuing, Payee shall have all rights and remedies provided by law including, but not limited to, the right of Payee to commence an action against Guarantor to recover any amount owed by Guarantor to Payee pursuant to the terms of this Guaranty. Guarantor hereby waives any notice of the occurrence of any Event of Default.

SECTION X
GENERAL PROVISIONS

10.1 Benefits of Agreement. Guarantor agrees that (a) this Guaranty shall inure to the benefit of and may be enforced by Payee (and Payee’s successors and assigns), and any subsequent holder of this Guaranty, the Note, and the other Documents, and (b) this Guaranty shall be binding upon and enforceable against Guarantor and Guarantor’s successors and permitted assigns, if any.

10.2 Assignment. Guarantor agrees that no assignment of its obligations under this Guaranty may be made without the prior, written consent of Payee at the time of such assignment (which consent may be withheld by Payee in Payee’s sole and absolute discretion). Subject to the terms of the Security Agreement, Payee may assign any or all of Payee’s rights and interests in and under this Guaranty, the Note, and the Security Agreement without the consent of Maker, Guarantor, or any other person or entity.

10.3 Governing Law. This Guaranty shall be construed according to the laws of the State of Delaware, without giving effect to its principles of conflicts of law.

10.4 Entire Agreement; Merger. This Guaranty constitutes the entire understanding between Payee and Guarantor with respect to Guarantor’s agreement to guarantee payment of the Obligations. No course of prior dealing between or among the parties, no usage of trade, and no parol or extrinsic evidence of any nature shall be used to supplement or modify any terms of this Guaranty. There are no conditions to the full effectiveness of this Guaranty. All prior and contemporaneous negotiations, understandings, and agreements between Guarantor and Payee with respect to the subject matter hereof are merged in this Guaranty.

10.5 Invalid Provisions. If any provision of this Guaranty is invalid, illegal, or unenforceable, such provision shall be considered severed from the rest of this Guaranty and the remaining provisions shall continue in full force and effect as if the invalid provision had not been included. This Guaranty may be changed, modified, or supplemented only by means of a written agreement signed by Guarantor and Payee at the time of such change, modification, or supplement.

10.6 Attorney Fees and Collection Expenses. If an Event of Default occurs, Payee shall be entitled to recover from Guarantor, upon demand, any reasonable out-of-pocket costs and expenses incurred in connection with the preservation of rights under, and enforcement of, this Guaranty and the other Documents, whether or not any lawsuit or arbitration proceeding is commenced, in all such cases including, without limitation, reasonable attorney fees and costs. Costs and expenses as referred to above shall include, without limitation, a reasonable hourly rate for collection personnel, whether employed in-house or otherwise, overhead costs as reasonably allocated to the collection effort, and all other reasonable out-of-pocket expenses actually incurred. Reasonable attorneys’ fees and costs shall include, without limitation, reasonable attorneys’ fees and costs incurred in connection with any bankruptcy case or other insolvency proceeding commenced by or against Maker, including all reasonable fees incurred in connection with (a) moving for relief from the automatic stay, to convert or dismiss the case or proceeding, or to appoint a trustee or examiner, or (b) proposing or opposing confirmation of a plan of reorganization or liquidation, in any case without regard to the identity of the prevailing party.

10.7 Consent to Jurisdiction and Venue. Guarantor hereby (a) irrevocably submits to the jurisdiction and venue of any state or federal court sitting in the State of Delaware, U.S.A., in any action or proceeding brought to enforce this Guaranty, or otherwise arising out of or relating to this Guaranty; (b) irrevocably waives to the fullest extent permitted by law any objection that Guarantor now or hereafter may have to the laying of venue in any such action or proceeding in any such forum; and (c) further irrevocably waives any claim that any such forum is an inconvenient forum. Guarantor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment, or in any other manner provided by law. Nothing in this Guaranty shall impair the right of Payee to bring any action or proceeding against Guarantor in any court of any other jurisdiction.

10.8 Waiver of Jury Trial. GUARANTOR HEREBY WAIVES ITS RIGHT TO TRIAL BY JURY OF ANY CLAIM IT HAS OR HEREAFTER MAY HAVE AGAINST PAYEE (INCLUDING CROSS-CLAIMS AND COUNTERCLAIMS), INCLUDING, BUT NOT LIMITED TO, ANY CLAIM ARISING UNDER, IN CONNECTION WITH, OR IN RELATION TO THIS GUARANTY.

10.9 Direct, Unconditional Obligation. GUARANTOR UNDERSTANDS THAT PAYEE DOES NOT HAVE TO PURSUE MAKER OR PURSUE ANY OTHER REMEDIES BEFORE DEMANDING PAYMENT FROM GUARANTOR. GUARANTOR FURTHER UNDERSTANDS THAT IT WILL HAVE TO PAY AMOUNTS DUE FROM VESTA EVEN IF MAKER OR ANY OTHER GUARANTOR OF THE OBLIGATIONS DOES NOT MAKE THE PAYMENTS OR OTHERWISE IS RELIEVED OF THE OBLIGATION TO MAKE PAYMENTS.

PLANT HEALTH CARE plc (“Guarantor”)

By /s/ Walter V. Bratkowski

Name: Walter V. Bratkowski

Title: CFO and Finance Director